As filed with the Securities and Exchange Commission on September 15, 2014

Registration No. 333-198492

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DEMAND MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-4731239
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1655 26th Street

Santa Monica, California 90404

(310) 394-6400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sean P. Moriarty

Chief Executive Officer

Demand Media, Inc.

1655 26th Street

Santa Monica, California 90404

(310) 394-6400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Daniel J. Weinrot, Esq. Lisa Savitzky, Esq. Demand Media, Inc. 1655 26th Street Santa Monica, California 90404 (310) 394-6400	W. Alex Voxman, Esq. Robert A. Koenig, Esq. Latham & Watkins LLP 355 South Grand Avenue Los Angeles, California 90071 (213) 485-1234

Approximate date of commencement of proposed sale to the public:   From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The information in this prospectus is not complete and may be changed.  These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.  This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION
DATED SEPTEMBER 15, 2014

Demand Media, Inc.

1,049,959 Shares of Common Stock

Offered by the Selling Stockholders

This prospectus relates to the offer and resale, from time to time in one or more offerings, of up to 1,049,959 shares of our common stock by certain of our stockholders named in this prospectus, who are referred to herein as the selling stockholders. The selling stockholders acquired their shares of our common stock as partial consideration in connection with our acquisition of Saatchi Online, Inc. These shares were issued in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act, in reliance on the exemptions set forth in Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.

We will not receive any proceeds from the sale of our common stock by the selling stockholders. We have agreed to bear all of the expenses incurred in connection with the registration of these shares. The selling stockholders will pay or assume all selling commissions, broker fees, stock transfer taxes and similar charges incurred in connection with the sale of shares of our common stock.

Our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares. The selling stockholders may offer and sell the shares from time to time, together or separately, through public or private transactions, on or off the New York Stock Exchange, at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders may sell shares directly to purchasers or through brokers or dealers. Brokers or dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders. See the section in this prospectus entitled “Plan of Distribution” for additional information on how the selling stockholders may conduct sales of our common stock.

Investing in our securities involves risks. See the section entitled “Risk Factors” on page 2 of this prospectus and in the documents we file with the Securities and Exchange Commission that are incorporated by reference into this prospectus for certain risks and uncertainties you should consider.

Our common stock is listed on the New York Stock Exchange under the symbol “DMD.” On September 12, 2014, the last reported sale price of our common stock on the New York Stock Exchange was $10.06 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

Prospectus dated                      , 2014.

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any related prospectus supplement or free writing prospectus and the documents incorporated by reference into this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995.  All statements other than statements of historical facts contained in this prospectus and documents incorporated by reference into this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations, are forward-looking statements.  The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “predict,” “plan” and similar expressions are often used to identify forward-looking statements.  You should not rely upon forward-looking statements as guarantees of future performance. We have based these forward-looking statements largely on our estimates of our financial results and our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs.  These forward-looking statements are subject to a number of risks, uncertainties and assumptions that may cause our actual results to differ materially from those contained in any forward-looking statements, including those described in the section entitled “Risk Factors” in this prospectus and in our periodic reports on Form 10-K and Form 10-Q, and in our other filings with the Securities and Exchange Commission, or the SEC, that are incorporated by reference in this prospectus.  Moreover, we operate in a very competitive and rapidly changing environment and new risks emerge from time to time.  In light of these risks, uncertainties and assumptions, the forward-looking statements discussed in this prospectus, our periodic reports on Form 10-K and Form 10-Q and in our other filings with the SEC that are incorporated by reference in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason to conform these statements to actual results or to changes in our expectations, except as required by law.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process.  Under this shelf process, the selling stockholders named in this prospectus may, from time to time, sell up to an aggregate amount of 1,049,959 shares of our common stock in one or more offerings.

You should only rely on the information contained or incorporated by reference in this prospectus or any related prospectus supplement or free writing prospectus.  We have not authorized any other person to provide you with different information.  You should carefully read the entire prospectus and any related prospectus supplement or free writing prospectus, as well as the documents incorporated by reference into this prospectus, before making an investment decision.  This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.  You should assume that the information in this prospectus or any prospectus supplement or free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.  We do not imply or represent by delivering this prospectus that Demand Media, Inc., or its business, financial condition or results of operations, are unchanged after the date on the front of this prospectus or that the information in this prospectus is correct as of any time after such date.

In this prospectus, unless the context requires otherwise, the words “Demand Media,” “we,” “company,” “us” and “our” refer to Demand Media, Inc. and our wholly owned subsidiaries.

Demand Media®, the Demand Media logo and other trademarks or service marks of Demand Media appearing in this prospectus are the property of Demand Media.  Trade names, trademarks and service marks of other companies appearing in this prospectus and the documents incorporated by reference are the property of the respective holders.

DEMAND MEDIA, INC.

We are a diversified digital content & media company. We have developed a leading Internet-based model for the professional creation and distribution of high-quality content, and we have expanded to include commerce-based products and services. Our service offering includes an online content creation studio with a community of freelance creative professionals, a portfolio of leading owned and operated websites, and a digital artist marketplace and e-commerce platform. We deploy our proprietary content and media platform to our owned and operated websites, such as eHow.com, Livestrong.com and Cracked.com, and to websites operated by our customers. We also leverage our content creation studio for third-party brands, publishers and advertisers as part of our content solutions service offering. As a complement to our traditional content offerings, we have recently integrated certain e-commerce and paid content offerings, including Society6, LLC, a digital artist marketplace and e-commerce platform that enables a large community of talented artists to sell their original designs on art prints, phone cases, t-shirts and other products, and Saatchi Online, Inc. (“Saatchi Online”), an online art gallery. We also offer certain on-demand services for purchase on an a la carte or subscription basis, such as eHow Now, a platform where customers chat directly with experts to receive advice and guidance. We currently generate the vast majority of our revenue through the sale of advertising and sales of products.

Our principal executive offices are located at 1655 26th Street, Santa Monica, California, 90404. Our telephone number at that location is (310) 394-6400. Our Internet website is http://www.demandmedia.com. Information contained on our website is not incorporated by reference in this prospectus and you should not consider information contained on our website as part of this prospectus.

RISK FACTORS

Investing in our securities involves risks.  Before you make a decision to buy our securities, you should carefully consider the risks described under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2014, or in the other documents incorporated by reference herein, as well as the other information contained or incorporated by reference in this prospectus.  If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations.  As a result, the market price of our common stock could decline, and you could lose all or part of your investment.  The risks and uncertainties described in this prospectus or in any document incorporated by reference herein are not the only risks and uncertainties that we face.  Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.

SELECTED CONSOLIDATED FINANCIAL DATA

The following selected financial data has been derived from the Company’s historical financial statements as of and for the years ended 2013, 2012, 2011, 2010 and 2009.  The share and per share amounts have been adjusted to reflect the one-for-five reverse stock split of the Company’s common stock effective August 1, 2014, as though the reverse stock split was in effect for all periods presented.

	Year ended December 31,
	2013	2012	2011	2010	2009
	(In thousands, except per share data)
Consolidated Statements of Operations:
Total revenue	$394,598	$380,578	$324,866	$252,936	$198,452
Operating expenses:
Service costs (exclusive of amortization of intangible assets)	204,763	181,018	155,830	131,332	114,536
Sales and marketing	46,445	46,501	37,394	24,424	20,044
Product development	44,187	40,708	38,146	26,538	21,657
General and administrative	73,277	63,025	59,451	37,371	28,479
Amortization of intangible assets	44,409	40,676	47,174	33,750	32,152
Total operating expenses	413,081	371,928	337,995	253,415	216,868
Income (loss) from operations	(18,483)	8,650	(13,129)	(479)	(18,416)
Interest income	21	42	56	25	494
Interest expense	(1,642)	(622)	(861)	(688)	(1,759)
Other income (expense), net	(61)	(111)	(413)	(286)	(19)
Gain on other assets, net	4,232	—	—	—	—
Income (loss) before income taxes	(15,933)	7,959	(14,347)	(1,428)	(19,700)
Income tax benefit (expense)	(4,241)	(1,783)	(4,177)	(3,897)	(2,771)
Net income (loss)	(20,174)	6,176	(18,524)	(5,325)	(22,471)
Cumulative preferred stock dividends	—	—	(2,477)	(33,251)	(30,848)
Net income (loss) attributable to common stockholders	$(20,174)	$6,176	$(21,001)	$(38,576)	$(53,319)

Net income (loss) per share — basic	$(1.14)	$0.37	$(1.34)	$(14.28)	$(23.90)
Net income (loss) per share — diluted	$(1.14)	$0.35	$(1.34)	$(14.28)	$(23.90)

Weighted average number of shares - basic	17,706	16,910	15,729	2,701	2,231
Weighted average number of shares - diluted	17,706	17,447	15,729	2,701	2,231

The selected consolidated financial data has been adjusted retroactively for relevant share and per share information for all periods presented to reflect the one-for-five reverse stock split of our common stock that was effected on August 1, 2014. No other changes were made to the selected consolidated financial data. The selected consolidated financial data should be read in conjunction with our historical consolidated financial statements and the accompanying notes included in the 2013 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2014.

USE OF PROCEEDS

We will not receive any of the proceeds from sales of our common stock by the selling stockholders, if any, pursuant to this prospectus. Although we have agreed to bear all of the expenses incurred in connection with the registration of our common stock proposed to be sold by the selling stockholders, the selling stockholders will pay or assume all selling commissions, broker fees, stock transfer fees, and similar charges incurred for such sales.

SELLING STOCKHOLDERS

This prospectus relates to the possible resale by certain of our stockholders, who we refer to in this prospectus as the selling stockholders, of up to 1,049,959 shares of our common stock that were issued and outstanding prior to the date of filing of the registration statement of which this prospectus forms a part.

We issued the shares of our common stock included in this prospectus to the selling stockholders in connection with our acquisition of Saatchi Online pursuant to the Agreement and Plan of Merger, dated as of August 8, 2014, by and among Demand Media, Inc., Gallery Merger Sub, Inc., Saatchi Online and Shareholder Representative Services LLC (the “Merger Agreement”). A further description of the Merger Agreement is contained in our Current Report on Form 8-K filed with the SEC on August 11, 2014 and incorporated herein by reference. We are registering the resale of the shares to satisfy registration rights that we have granted to the selling stockholders under the Merger Agreement. We have agreed to use our reasonable best efforts to keep the registration statement of which this prospectus forms a part effective for a period from the date of its initial effectiveness until the earlier of (i) six months after August 8, 2014 and (ii) such time as there are no Registrable Securities (as defined in the Merger Agreement) outstanding.

The following table sets forth, as of August 27, 2014: (1) the name of each selling stockholder for whom we are registering shares under this registration statement; (2) the number of shares of our common stock owned by each selling stockholder prior to such registration; (3) the number of shares of our common stock that may be offered by each selling stockholder pursuant to this prospectus; and (4) the amount and (if one percent or more) the percentage of the class to be owned by each selling stockholder assuming all shares included in this prospectus are sold hereunder. The percentage of outstanding common stock owned is calculated based on 19,561,243 shares of common stock issued and outstanding at August 27, 2014. None of the selling stockholders have, or within the past three years have had, any position, office or other material relationship with us or any of our predecessors or affiliates. Unless otherwise noted below, each selling stockholder identified has sole voting and investment power with respect to the shares owned by such selling stockholder.

We prepared this table based on the information supplied to us by or on behalf of the selling stockholders named in the table. Since the date on which the selling stockholders provided this information, the selling stockholders may have sold, transferred or otherwise disposed of all or a portion of the shares of common stock in a transaction exempt from the registration requirements of the Securities Act. Information concerning the selling stockholders may change from time to time and any changed information will be set forth in supplements to this prospectus to the extent required.

	Common Stock Owned Prior to Offering(1)		Common Stock Being Offered Pursuant to this	Common Stock Owned Upon Completion of Offering (1)(2)
Selling Stockholder	Number	Percent	Prospectus	Number	Percent
Balderton Capital IV, L.P. (3)	439,173	2.25%	439,173	—	—
Beagle Limited (4)	25,336	*	25,336	—	—
BV eVenture Fund II, LP (5)	70,943	*	70,943	—	—
F+W Investments II LLC - Series 2009 (6)	2,702	*	2,702	—	—
Greycroft Partners III, L.P.(7)	101,347	*	101,347	—	—
Project A Ventures GmbH & Co. KG(8)	410,458	2.10%	410,458	—	—

*Represents less than 1.0%.

(1) Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act.

(2) Assumes the sale by the selling stockholders of all of the shares of common stock available for resale under this prospectus.

(3) Consists of 439,173 shares held by Balderton Capital IV, L.P., or BCIV, as nominee of BCIV and related individuals of BCIV.  Balderton Capital Partners IV, L.P. is the sole general partner of BCIV.  Balderton Capital General Partner IV, LLC, or BCGP, is the sole general partner of Balderton Capital Partners IV, L.P. BCGP has delegated to Balderton Capital Investments Limited the authority to vote and dispose of shares held by BCIV.  Mark Evans, Jerome Misso, David Bolton and Andrew Whittaker are each directors of Balderton Capital Investments Limited and exercise shared voting and investment powers with respect to the shares registered for resale under this prospectus.

(4) Michael Hecht exercises voting and dispositive power with respect to the shares registered for resale under this prospectus.

(5) eVenture Capital Partners II LLC is the General Partner of BV eVentures Fund II, LP and may be deemed to have sole voting and dispositive power over the shares being registered for resale under this prospectus.  Mathias Schilling is the Managing Member of eVenture Capital Partners II LLC and may be deemed to share voting and dispositive power over the shares being registered for resale under this prospectus.  Mr. Schilling disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(6) Laird H. Simons, III, Barry J. Kramer, Mark C. Stevens and Sayre E. Stevick serve as Managing Members of F+W Investments II LLC — Series 2009 and exercise dispositive power over the shares being registered for resale under this prospectus.

(7) Greycroft Managers III, LLC (“Greycroft Managers”) is the General Partner of Greycroft Partners III, L.P. and may be deemed to have sole voting and dispositive power over the shares being registered for resale under this prospectus. Alan Patricof, Ian Sigalow, and Dana Settle are the Managers of Greycroft Managers and may be deemed to share voting and dispositive power over the shares being registered under this prospectus.  Messrs. Patricof and Sigalow and Ms. Settle disclaim beneficial ownership of such shares except to the extent of any pecuniary interest therein.

(8) Uwe Horstmann, Thies Sander, Florian Heinemann and Christian Weiss serve as Managing Members of Project A Ventures GmbH & Co. KG and exercise dispositive power over the shares being registered for resale under this prospectus.

PLAN OF DISTRIBUTION

We will not receive any proceeds from the sale of our common stock offered by this prospectus.  The aggregate proceeds to the selling stockholders from the sale of the shares will be the purchase price less any discounts and commissions.  The selling stockholders reserve the right to accept and, together with their agents, to reject, in whole or in part, any proposed purchase of shares to be made directly or through agents.

The shares offered by this prospectus may be sold from time to time to purchasers:

•                                          directly by the selling stockholders; or

•                                          through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of the shares.  These discounts, concessions or commissions may be in excess of those customary in the types of transaction involved.

The selling stockholders and any underwriters, broker-dealers or agents who participate in the sale or distribution of the shares may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act.  As a result, any profits on the sales of the shares by the selling stockholders and any discounts, concessions or commissions received by any such underwriters, broker-dealers or agents may be deemed to be underwriting discounts under the Securities Act. Selling stockholders who are deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.  Underwriters are subject to certain statutory liabilities, including, but not limited to, those relating to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.  If the shares are sold through underwriters, broker-dealers or agents, the selling stockholders will be responsible for underwriting discounts, concessions or commissions.

The shares offered in this prospectus may be sold in one or more transactions at:

•                                          fixed prices;

•                                          prevailing market prices at the time of sale;

•                                          prices related to such prevailing market prices;

•                                          varying prices determined at the time of sale; or

•                                          privately negotiated prices.

These sales may be effected in one or more transactions:

•                                          on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale, including the New York Stock Exchange;

•                                          in the over-the-counter market;

•                                          in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•                                          in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•                                          in purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

•                                          through the writing of options (including the issuance by the selling stockholders of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;

•                                          through the settlement of short sales; or

•                                          through any combination of the foregoing.

These transactions may include block transactions or crosses.  Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

In connection with sales of the shares offered by this prospectus or otherwise, the selling stockholders may enter into hedging transactions.  For example, a selling stockholder may:

•                                          enter into transactions with a broker-dealer, affiliate thereof or other third party in connection with which such other party may engage in sales of our common stock pursuant to this prospectus, in which case such other party may use shares of our common stock received from the selling stockholder to close out any short positions created;

•                                          sell our common stock short itself pursuant to this prospectus and use shares of our common stock held by it to close out its short positions;

•                                          enter into option or other types of transactions that require the selling stockholder to deliver our common stock to a broker-dealer or an affiliate thereof or other third party, who may then resell or transfer the common stock pursuant to this prospectus; or

•                                          loan or pledge our common stock to a broker-dealer or an affiliate thereof or other third party, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

A short sale of shares by a broker-dealer, financial institution or selling stockholder would involve the sale of such shares that are not owned, and therefore must be borrowed, in order to make delivery of the security in connection with such sale.  In connection with a short sale of shares, a broker-dealer, financial institution or selling stockholder may purchase shares on the open market to cover positions created by short sales.  In determining the source of the shares to close out such short positions, the broker-dealer, financial institution or selling stockholders may consider, among other things, the price of shares available for purchase in the open market.

To the extent required, the shares to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

To our knowledge, there are currently no plans, arrangements or understandings between any selling stockholders and any underwriter, broker-dealer or agent regarding the sale of the shares offered herein by the selling stockholders.

There can be no assurance that any selling stockholder will sell any or all of the shares offered under this prospectus.  The selling stockholders may instead transfer, devise or gift the shares by other means not described in this prospectus.  In addition, any shares covered by this prospectus that qualify for sale under Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than under this prospectus.  In addition, the selling stockholders may sell the common stock by any other legally available means.  The shares may be sold in some states only through registered or licensed brokers or dealers.  In addition, in some states the shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

Our common stock is listed on the New York Stock Exchange under the symbol “DMD”.

The selling stockholders and any other person participating in the sale of the shares will be subject to the Exchange Act.  The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the shares by the selling stockholders and any other person.  These provisions may restrict certain activities of, and limit the timing of, purchases by the selling stockholders or other persons or entities.  Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market-making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to special exceptions or exemptions.  Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making and certain other activities with respect to those securities.  In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market.  All of these limitations may affect the marketability of the shares and the ability of any person to engage in market-making activities with respect to the shares.

Agents and underwriters may be entitled, under agreements that may be entered into with us and the selling stockholders, to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof.

Certain entities that may act as underwriters and their respective affiliates may have, from time to time, performed, and may perform in the future, various financial advisory and investment banking services for us, the selling stockholders and affiliates, for which they received or will receive customary fees and expenses.

We have agreed to pay substantially all of the expenses incurred in connection with the registration, offering and sale of the shares, other than selling commissions, broker fees, stock transfer taxes and similar charges incurred in connection with the sale of these shares.

We may suspend the use of this prospectus at any time for up to thirty days if certain material non-public information regarding Demand Media, Inc. exists.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Latham & Watkins LLP, Los Angeles, California.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting), incorporated in this prospectus by reference to the Annual Report on Form 10-K of Demand Media, Inc. for the year ended December 31, 2013, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC.  Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.  You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C.  20549.  Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.  Our SEC filings can also be accessed free of charge in the Investor Relations section of our website, which is located at ir.demandmedia.com.  These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.  Information contained on our website is not part of this prospectus.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC and does not contain all of the information, exhibits or undertakings included in the registration statement. The full registration statement may be obtained from the SEC, as provided above, or from us, as provided below.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC.  You should read the information incorporated by reference because it is an important part of this prospectus.  We incorporate by reference the following information or documents that we have filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•                                          our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 17, 2014 (including information specifically incorporated by reference into our Form 10-K from our Proxy Statement for our 2014 Annual Meeting of Stockholders filed with the SEC on April 25, 2014);

•                                          our Quarterly Reports on Form 10-Q for the three months ended March 31, 2014 filed with the SEC on May 12, 2014 and for the three and six months ended June 30, 2014 filed with the SEC on August 11, 2014;

•                                          our Current Reports on Form 8-K filed with the SEC on January 13, 2014, January 28, 2014, March 3, 2014, June 18, 2014, July 14, 2014, July 15, 2014, August 4, 2014, August 7, 2014 and August 11, 2014; and

•                                          the description of our common stock, $0.0001 par value per share, contained in our Registration Statement on Form 8-A (Registration No. 001-35048) filed with the SEC on January 21, 2011 (which incorporates by reference the description set forth under the caption “Description of Capital Stock” contained in the prospectus included in our Registration Statement on Form S-1 (File No. 333-168612), originally filed with the SEC on August 6, 2010, as subsequently amended) and any amendment or report filed with the SEC for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus.  In case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference in this prospectus, you should rely on the information contained in the document that was later filed.  You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates.  Any such request may be made by writing or telephoning us at the following address or phone number:

Demand Media, Inc.
Attn:  Secretary
1655 26th Street

Santa Monica, California  90404

Telephone:  (310) 394-6400

1,049,959 Shares of Common Stock

PROSPECTUS

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by Demand Media, Inc. in connection with the issuance and distribution of the securities being registered hereby.  All amounts are estimates except the SEC registration fee.

Amount to be Paid
SEC registration fee	$1,225.23
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous expenses	*
Total	*

*                                         Estimated expenses are not presently known.

Item 15.  Indemnification of Directors and Officers

Section 145(a) of the Delaware General Corporation Law, or DGCL, provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue, or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other adjudicating court shall deem proper.

Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized by Section 145 of the DGCL.  Section 145(e) of the DGCL further provides that such expenses (including attorneys’ fees) incurred by former directors and officers or other employees or agents of the corporation may be so paid upon such terms and conditions as the corporation deems appropriate.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

Our amended and restated bylaws provide that we will indemnify, to the fullest extent permitted by the DGCL, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was one of our directors or officers or, while serving as one of our directors or officers, is or was serving at our request as a director, officer, employee, or agent of another corporation or of another entity, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person, subject to limited exceptions relating to indemnity in connection with a proceeding (or part thereof) initiated by such person.  Our amended and restated bylaws further provide for the advancement of expenses to each of our officers and directors.

Our amended and restated certificate of incorporation provide that, to the fullest extent permitted by the DGCL, as the same exists or may be amended from time to time, our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.  Under Section 102(b)(7) of the DGCL, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty can be limited or eliminated except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL (relating to unlawful payment of dividend or unlawful stock purchase or redemption); or (iv) for any transaction from which the director derived an improper personal benefit.

We also maintain a general liability insurance policy which covers certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers, whether or not we would have the power to indemnify such person against such liability under the DGCL or the provisions of our amended and restated certificate of incorporation or amended and restated bylaws.

We have entered into indemnification agreements with each of our directors and our executive officers.  These agreements provide that we will indemnify each of our directors and such officers to the fullest extent permitted by law and by our amended and restated certificate of incorporation or amended and restated bylaws.

Item 16.  Exhibits.

(a) Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17.  Undertakings.

(A)                               The undersigned registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.                                          To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.                                       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.                                    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (A)(1)(i), (A)(1)(ii) and (A)(1)(iii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                 That, for the purpose of determining liability under the Securities Act to any purchaser:

i.                                          Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii.                                       Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(B)                               The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)                               Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Santa Monica, State of California, on this 15th day of September, 2014.

DEMAND MEDIA, INC.
By:	/s/ Sean P. Moriarty
Sean P. Moriarty
Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on this 15th day of September, 2014.

Signature	Title

/s/ Sean P. Moriarty	Chief Executive Officer (Principal Executive Officer) and Director
Sean P. Moriarty

*	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Mel Tang

*	Chairman of the Board
James R. Quandt

*	President and Director
Shawn J. Colo

*	Director
Fredric W. Harman

*	Director
Victor E. Parker

*	Director
Gaurav Bhandari

*	Director
John A. Hawkins

*	Director
Peter Guber

*	Director
Joshua G. James

*By:	/s/ Sean P. Moriarty
Sean P. Moriarty
Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description
3.1**	Amended and Restated Certificate of Incorporation of Demand Media, Inc., as amended effective August 1, 2014

3.2	Amended and Restated Bylaws of Demand Media, Inc. (incorporated by reference to Exhibit 3.02 to the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2011)

4.1

Form of Demand Media, Inc. Common Stock Certificate (incorporated by reference to Exhibit 4.01 to the Company’s Amendment No. 4 to the Registration Statement on Form S-1 (File No. 333-168612) filed with the SEC on December 21, 2010)

4.2

Agreement and Plan of Merger, dated as of August 8, 2014, by and among Demand Media, Inc., Gallery Merger Sub, Inc., Saatchi Online, Inc. and Shareholder Representative Services LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 11, 2014)

5.1**	Opinion of Latham & Watkins LLP

23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for Demand Media, Inc.

23.2**	Consent of Latham & Watkins LLP (included as part of Exhibit 5.1)

24.1**	Power of Attorney (included on the signature page to this registration statement)

*                                         Filed herewith.

**                                  Previously filed.